Exhibit 4.4

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 30, 2007

to

INDENTURE

Dated as of November 16, 2006

by and among

SALLY HOLDINGS LLC
and
 SALLY CAPITAL INC.,
as Co-Issuers,

the SUBSIDIARY GUARANTORS named therein,
as Subsidiary Guarantors,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

10.5% SENIOR SUBORDINATED NOTES DUE 2016

FIRST SUPPLEMENTAL INDENTURE

        This FIRST SUPPLEMENTAL INDENTURE, dated as of May 30, 2007 (this "Supplemental Indenture"), by and among Sally Holdings LLC, a Delaware limited liability company (the "Company"), Sally Capital Inc., a Delaware corporation (the "Co-Issuer" and, together with the Company, the "Issuers"), Design Lengths, Inc., a Delaware corporation ("Design Lengths"), Power IQ, Inc., a Delaware corporation ("Power IQ"), Salon Success International, LLC, a Florida limited liability company ("Salon Success"), Soren Enterprises, Inc., a Delaware corporation ("Soren Enterprises" and together with Design Lengths, Power IQ and Salon Success, the "New Subsidiary Guarantors"), and each of the subsidiary guarantors under the Indenture referred to below and identified on Schedule A attached hereto (collectively, the "Existing Guarantors"), and Wells Fargo Bank, National Association, as Trustee under the Indenture referred to below (the "Trustee").

W I T N E S S E T H:

        WHEREAS, the Issuers, the Existing Guarantors, Pacific Salon Systems, Inc., a Washington corporation ("Pacific Salon"), XRG Enterprises, Inc., a California corporation ("XRG") and the Trustee have heretofore become parties to an Indenture, dated as of November 16, 2006 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of 10.5% Senior Subordinated Notes due 2016 of the Issuers (the "Notes");

        WHEREAS, all of the Existing Guarantors identified on Schedule A to this Supplemental Indenture are currently Subsidiary Guarantors under the Indenture;

        WHEREAS, Pacific Salon merged and consolidated with and into Innovations—Successful Salon Services, a California corporation ("Innovations"), whereby Innovations became the surviving entity, and XRG merged and consolidated with and into Innovations, whereby Innovations became the surviving entity;

        WHEREAS, pursuant to Section 1303 of the Indenture, upon the merger or consolidation of any Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor that is the surviving Person in such merger or consolidation, then such Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect;

        WHEREAS, the New Subsidiary Guarantors are indirect, wholly-owned subsidiaries of the Company;

        WHEREAS, the New Subsidiary Guarantors are Restricted Subsidiaries under the Indenture;

        WHEREAS, Sections 414 and 1308 of the Indenture provide that the Company is required to cause the New Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantors shall guarantee the Issuers' Subsidiary Guaranteed Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein and in Article XIII of the Indenture;

        WHEREAS, each New Subsidiary Guarantor desires to enter into this Supplemental Indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of the New Subsidiary Guarantors is dependent on the financial performance and condition of the Issuers, the obligations hereunder of which the New Subsidiary Guarantors have guaranteed, and on the New Subsidiary Guarantors' access to working capital through the Company's access to revolving credit borrowings under the Senior Credit Agreements; and

        WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder.

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        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantors, the Issuers, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

        1.    Defined Terms.    As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

        2.    Release of Certain Subsidiary Guarantees.    Pursuant to Section 1303 of the Indenture, each of Pacific Salon and XRG is released from all obligations under its Subsidiary Guarantee, and Pacific Salon's and XRG's Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect.

        3.    Agreement to Guarantee.    Upon the execution of this Supplemental Indenture, each of the New Subsidiary Guarantors shall become and each of the Existing Guarantors shall continue to be, a "Subsidiary Guarantor" under and as defined in the Indenture. Each New Subsidiary Guarantor hereby agrees, jointly and severally with any other New Subsidiary Guarantors and Existing Guarantors and fully and unconditionally, to guarantee the Subsidiary Guaranteed Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article XIII of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a "Subsidiary Guarantor" under the Indenture. The Subsidiary Guarantee of each New Subsidiary Guarantor is subject to the subordination provisions of the Indenture.

        4.    Termination, Release and Discharge.    Each New Subsidiary Guarantor's Subsidiary Guarantee shall terminate and be of no further force or effect, and each New Subsidiary Guarantor shall be released and discharged from all obligations in respect of such Subsidiary Guarantee, as and when provided in Section 1303 of the Indenture.

        5.    Parties.    Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of each New Subsidiary Guarantor's Subsidiary Guarantee or any provision contained herein or in Article XIII of the Indenture.

        6.    Governing Law.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, THE CO-ISSUER, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

        7.    Ratification of Indenture; Supplemental Indentures Part of Indenture.    Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

        8.    Counterparts.    The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

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        9.    Headings.    The Section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

COMPANY:
SALLY HOLDINGS LLC
By:	/s/ GARY G. WINTERHALTER
Name:	Gary G. Winterhalter
Title:	President and Chief Executive Officer
CO-ISSUER:
SALLY CAPITAL INC.
By:	/s/ GARY G. WINTERHALTER
Name:	Gary G. Winterhalter
Title:	President and Chief Executive Officer
NEW SUBSIDIARY GUARANTORS:
DESIGN LENGTHS, INC.
By:	/s/ RAAL H. ROOS
Name:	Raal H. Roos
Title:	Secretary
POWER IQ, INC.
By:	/s/ RAAL H. ROOS
Name:	Raal H. Roos
Title:	Secretary
SALON SUCCESS INTERNATIONAL, LLC
By:	/s/ GARY G. WINTERHALTER
Name:	Gary G. Winterhalter
Title:	Sole Manager

SOREN ENTERPRISES, INC.
By:	/s/ RAAL H. ROOS
Name:	Raal H. Roos
Title:	Secretary

EXISTING GUARANTORS:

DESIGN LENGTHS, INC.
ARMSTRONG-MCCALL HOLDINGS, INC.
ARMSTRONG-MCCALL HOLDINGS, L.L.C.
ARMSTRONG MCCALL MANAGEMENT, L.C.
ARNOLD'S, INC.
BEAUTY HOLDING LLC
BEAUTY SYSTEMS GROUP LLC
BEYOND THE ZONE, INC.
BRENTWOOD BEAUTY LABORATORIES INTERNATIONAL, INC.
COLORESSE, INC.
DIORAMA SERVICES COMPANY, LLC
ENERGY OF BEAUTY, INC.
ESTHETICIAN SERVICES, INC.
FOR PERMS ONLY, INC.
HIGH INTENSITY PRODUCTS, INC.
INNOVATIONS-SUCCESSFUL SALON SERVICES
ION PROFESSIONAL PRODUCTS, INC.
LADY LYNN ENTERPRISES, INC.
LAND OF DREAMS, INC.
LOME BEAUTY INTERNATIONAL, INC.
MIRACLE LANE, INC.
MODERN PANACHE, INC.
NAIL LIFE, INC.
NEKA SALON SUPPLY, INC.
NEW IMAGE PROFESSIONAL PRODUCTS, INC.
PROCARE LABORATORIES, INC.
SALLY BEAUTY DISTRIBUTION LLC
SALLY BEAUTY DISTRIBUTION OF OHIO, INC.
SALLY BEAUTY INTERNATIONAL FINANCE LLC
SALLY BEAUTY SUPPLY LLC
SATIN STRANDS, INC.
SEXY U PRODUCTS, INC.
SILK ELEMENTS, INC.
TANWISE, INC.
VENETIAN BLENDS, INC.
By:	/s/ RAAL H. ROOS
Name:	Raal H. Roos
Title:	Secretary

ARMSTRONG MCCALL L.P.
By:	Armstrong McCall Management, L.C., its General Partner
By:	/s/ RAAL H. ROOS
Name:	Raal H. Roos
Title:	Secretary

TRUSTEE:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ JOSEPH P. O'DONNELL
Name:	Joseph P. O'Donnell
Title:	Vice President

Schedule A

Existing Guarantors

Name of Existing Guarantor as Specified in its Charter/Constituent Documents	State or Jurisdiction of Incorporation or Organization
Armstrong McCall Holdings, Inc	Texas
Armstrong McCall Holdings, L.L.C	Delaware
Armstrong McCall, L.P	Texas
Armstrong McCall Management L.C	Texas
Arnold's, Inc	Arkansas
Beauty Holding LLC	Delaware
Beauty Systems Group LLC	Delaware
Beyond the Zone, Inc	Delaware
Brentwood Beauty Laboratories International, Inc	Texas
Coloresse, Inc	Delaware
Diorama Services Company, LLC	Delaware
Energy of Beauty, Inc	Delaware
Esthetician Services, Inc	Delaware
For Perms Only, Inc	Delaware
High Intensity Products, Inc	Delaware
Innovations—Successful Salon Services	California
Ion Professional Products, Inc	Delaware
Lady Lynn Enterprises, Inc	Delaware
Land of Dreams, Inc	Delaware
Lome Beauty International, Inc	Delaware
Miracle Lane, Inc	Delaware
Modern Panache, Inc	Delaware
Nail Life, Inc	Delaware
Neka Salon Supply, Inc	New Hampshire
New Image Professional Products, Inc	Delaware
Procare Laboratories, Inc	Delaware
Sally Beauty Distribution LLC	Delaware
Sally Beauty Distribution of Ohio, Inc	Delaware
Sally Beauty International Finance LLC	Delaware
Sally Beauty Supply LLC	Delaware
Satin Strands, Inc	Delaware
Sexy U Products, Inc	Delaware
Silk Elements, Inc	Delaware
Tanwise, Inc	Delaware
Venetian Blends, Inc	Delaware